UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2015

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information included under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2015, New Source Energy Partners L.P. (the “Partnership”) executed the Second Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. (the “LP Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of Series A Cumulative Convertible Preferred Units (the “Series A Preferred Units”). The LP Agreement also incorporates (i) the duly authorized amendments to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Original LP Agreement”) previously approved by the board of directors of the Partnership’s general partner, (ii) revisions to certain tax provisions, and (iii) changes to the Original LP Agreement to reflect the passage of time.

The Series A Preferred Units rank senior to the Partnership’s common units with respect to the payment of distributions. The Series A Preferred Units are convertible into the Partnership’s common units on any January 1, April 1, July 1 or October 1 by the holder. At any time on or after July 15, 2018, the Partnership may, at its option, convert the Series A Preferred Units into the Partnership’s common units in certain circumstances. The initial conversion rate for the Series A Preferred Units is 3.7821 of the Partnership’s common units per Series A Preferred Unit. The Partnership will redeem all of the Series A Preferred Units on July 15, 2022 at a redemption price equal to the liquidation preference of $25.00 per Series A Preferred Unit plus an amount equal to accumulated but unpaid distributions thereon. If the Partnership does not redeem the Series A Preferred Units on July 15, 2022, then the per annum distribution rate will increase by an additional 2.00% per month until such redemption, up to a maximum rate per annum of 20.00%. In addition, upon the occurrence of a fundamental change (as defined in the LP Agreement), the Partnership will in certain circumstances increase the conversion rate for a holder that converts its units within 30 business days following the effective date of such fundamental change, as described in the LP Agreement.

Holders of Series A Preferred Units generally have no voting rights except for limited voting rights as described in the LP Agreement or as required by law. The terms of the Series A Preferred Units are more fully set forth in the LP Agreement. The foregoing description of the LP Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LP Agreement, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Date: May 14, 2015	By: /s/ Kristian B. Kos
Name: Kristian B. Kos
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P.